Exhibit 99.2
TARP CERTIFICATION
I, Richard E. Anthony, certify, based on my knowledge, that:
(i)	The compensation committee of Synovus Financial Corp. (“Synovus”) has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Synovus;

(ii)	The compensation committee of Synovus has identified and limited during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date, the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Synovus and identified any features in the employee compensation plans that pose risks to Synovus and limited those features to ensure that Synovus is not unnecessarily exposed to risks;

(iii)	The compensation committee has reviewed at least every six months during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date, the terms of each employee compensation plan and identified the features in the plan that could encourage the manipulation of reported earnings of Synovus to enhance the compensation of an employee and has limited these features;

(iv)	The compensation committee of Synovus will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)	The compensation committee of Synovus will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in
(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Synovus;

(B)	Employee compensation plans that unnecessarily expose Synovus to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Synovus to enhance the compensation of an employee;
(vi)	Synovus has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs or twenty next most highly compensated compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial documents or any other materially inaccurate performance metric criteria;

(vii)	Synovus has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date;

(viii)	Synovus has limited bonus payments to is applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date;

(ix)	The board of directors of Synovus has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, has provided this policy to Treasury and its primary regulatory agency, and Synovus and its employees have complied with the policy during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date during any part, and that any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x)	Synovus will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date;

(xi)	Synovus will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (viii);

(xii)	Synovus will disclose whether Synovus, the board of directors of Synovus, or the compensation committee of Synovus has engaged during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)	Synovus has prohibited payments of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between Synovus and Treasury or June 15, 2009 and ending with the last day of Synovus’ fiscal year containing that date;

(xiv)	Synovus has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Synovus and Treasury, including any amendments;

(xv)	The following employees are the SEOs and the twenty most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in order of level of annual compensation starting with the greatest amount:
              2009 SEOs

Name	Title	Employer

Richard E. Anthony	Chairman and CEO	Synovus Financial Corp.*
Elizabeth Roberts James	Vice Chairman of SFC	Synovus Financial Corp.
Thomas J. Prescott	EVP, Chief Financial Officer	Synovus Financial Corp.
Mark G. Holladay	EVP, Chief Risk Officer	Synovus Financial Corp.
Samuel F. Hatcher	EVP, General Counsel/Secretary	Synovus Financial Corp.

*	Most highly compensated SEO
              2009 TWENTY MOST HIGHLY COMPENSATED EMPLOYEES

Name	Title	Employer

Guy Leonard Sexton	Financial Consultant I	Columbus Bank & Trust Company
Stephen A. Melton	Regional CEO	Synovus Financial Corp.
Donald D. Howard	Regional CEO	Synovus Financial Corp.
William H. Roach	President	Globalt, Inc.
Frederick D. Jefferson	Regional CEO	Synovus Financial Corp.
Richard V. Botthof	Bond Trader	Synovus Securities, Inc.
Ronald Allen Wood	Pvt Client Fin Consultant	First Comm Bank- Huntsville
Daniel L. Bass	Institutional Sales Broker	Synovus Securities, Inc.
Allan Patrick Causey	Investment Banker	Synovus Securities, Inc.
William Luther Taylor	Regional CEO	Synovus Financial Corp.
James Thomas Dorwaldt	Derivative Manager	Synovus Securities, Inc.
Charles W. Garnett	Regional CEO	Synovus Financial Corp.
Joel Michael Cochran	Investment Banker	Synovus Securities, Inc.
Danny L. Summers	Investment Banker	Synovus Securities, Inc.
Robert W. Law	President	Creative Financial Group
Michael J. Wienckowski	Institutional Sales Broker	Synovus Securities, Inc.
Jeffery B. Singleton	EVP, Synovus Financial Mgmt Svcs	Synovus Financial Corp.
Michael Padalino	President/CEO	Synovus Mortgage Corp.
Luther Rutledge	Financial Consultant	Columbus Bank & Trust Company
Brian O’Neill	Financial Consultant	Creative Financial Group

2010 SEOs

Richard E. Anthony	Chairman and CEO	Synovus Financial Corp.*
Elizabeth Roberts James	Vice Chairman SFC	Synovus Financial Corp.
Thomas J. Prescott	EVP, Chief Financial Officer	Synovus Financial Corp.
Mark G. Holladay	EVP, Chief Risk Officer	Synovus Financial Corp.
Samuel F. Hatcher	EVP, General Counsel/Secretary	Synovus Financial Corp.

*	Most highly compensated SEO
              2010 TWENTY MOST HIGHLY COMPENSATED EMPLOYEES

Name	Title	Employer

Richard V. Botthof	Bond Trader	Synovus Securities, Inc.
Robert W. Law	President	Creative Financial Group
Michael J. Wienckowski	Institutional Sales Broker	Synovus Securities, Inc.
Ashley Valentini	Area Sales Leader	Synovus Mortgage Corp.
Guy Leonard Sexton	Financial Services Manager III	Columbus Bank & Trust Company
Ronald Allen Wood	Pvt Client Fin Consultant	First Commercial Bank — Huntsville
James Thomas Wall, Jr.	Mnging Director, Ins Sales & Trding	Synovus Securities, Inc.
John Andrews	Production Admn Manager	Synovus Mortgage Corp.
Linda Gail Perrigoue	Institutional Sales Broker	Synovus Securities, Inc.
Robert Chester Dillon	Institutional Sales Broker	Synovus Securities, Inc.
Donald D. Howard	Regional CEO	Synovus Financial Corp.
Julius D. Matheson	Institutional Sales Broker	Synovus Securities, Inc.
Stephen A. Melton	Regional CEO	Synovus Financial Corp.
Roy Dallis Copeland, Jr.	Chief Commercial Bank Officer	Synovus Financial Corp.
Kessel D. Stelling	Regional CEO	Synovus Financial Corp.
William H. Roach	President	Globalt, Inc.
Calvin Smyre	EVP, Corporate Affairs	Synovus Financial Corp.
Gregory S. Paulette	President, GCM	Globalt, Inc.
Frederick D. Jefferson	Regional CEO	Synovus Financial Corp.
Jeffery Barton Singleton	EVP, Synovus Financial Mgmt Svcs	Synovus Financial Corp.; and
(xvi)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

March 1, 2010	/s/ Richard E. Anthony

Date	Richard E. Anthony
Chief Executive Officer and Chairman of the Board